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                                                                    EXHIBIT 99.1

                         PRIORITY CALL MANAGEMENT, INC.

   PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON _____ __, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Andrew D. Ory and Keith Seidman, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of capital stock of Priority Call Management, Inc. which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Priority Call Management, Inc. to be held at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts on ________, ______ __, 1999 at ____ a.m., or any adjournments thereof.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

         IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL OF THE BOARD OF DIRECTORS AND IN THE DISCRETION OF THE BOARD OF DIRECTORS ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

         Proposal. To approve the Agreement and Plan of Merger, dated April 20, 1999, by and among Priority Call Management, Inc., LHS Group, Inc., and Patriot Acquisition Corp., and the merger of Patriot Acquisition Corp. with and into Priority Call Management, Inc.

For    [ ]              Against     [ ]          Abstain       [ ]


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

         PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.


                                 Signature:
                                           ------------------------------------


                                      Name:
                                           ------------------------------------
                                                         (Printed)
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                            Signature:
                                      ------------------------------------------
                                                 (If held jointly)


                            Name:
                                 -----------------------------------------------
                                                   (Printed)


                            Dated:
                                  ----------------------------------------------

                            Note: This Proxy Card must be signed exactly as your name appears on your stock certificate. Executors, administrators, trustees, etc. should give full title as such. If the signatory is a corporation, please sign in full corporate name by the president or other authorized officer. If the holder is a partnership, please sign in full partnership name by an authorized person.